UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2023

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2023, Catalent Pharma Solutions, Inc. (“Operating Company”), a wholly owned subsidiary of Catalent, Inc. (the “Company”), entered into Amendment No. 11 to Amended and Restated Credit Agreement (“Amendment No. 11”) by and among Operating Company, PTS Intermediate Holdings LLC (“Holdings”), the subsidiaries of Operating Company party thereto (together with Holdings, the “Guarantors”), JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which Amendment No. 11 amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, among Operating Company, the Guarantors and other guarantors party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent, and swing line lender, and the lenders and other parties thereto (as amended, including by Amendment No. 11, the “Credit Agreement”).

Pursuant to Amendment No. 11, the Operating Company incurred $600 million aggregate principal amount of new incremental dollar term B-4 loans (the “Incremental Term Loans”), which was upsized due to lender demand, under the Credit Agreement. The Incremental Term Loans are on the same terms as the existing term loans under the Operating Company’s existing term loan facilities, except that:

•

the interest rate applicable to the Incremental Term Loans is, at the option of the Operating Company, either (i) the term SOFR rate plus 3.00% or (ii) the base rate plus 2.00%; provided, that the term SOFR rate shall not be less than 0.50%;

•

the Incremental Term Loans are subject to a prepayment premium of 1.0% in the event of certain repricing events (as defined in Amendment No. 11) on or before the six-month anniversary of the entry into Amendment No. 11;

•

the Incremental Term Loans are subject to an interest rate step-up in the event that, on or before the 12-month anniversary of the entry into Amendment No. 11, the Operating Company incurs new incremental term loans or certain other pari passu debt having an all-in yield (as defined in Amendment No. 11) that is greater than the all-in yield with respect to the Incremental Term Loans by more than 0.50%; and

•

starting with the second full fiscal quarter after the entry into Amendment No. 11, the Term Incremental Facility will amortize in equal quarterly installments in aggregate annual amounts equal to 1.0% of the original principal amount thereof.

The Operating Company has applied the proceeds from the Incremental Term Loans to repay a portion of the outstanding borrowings under its revolving credit facility and to pay related fees and expenses.

The foregoing description of Amendment No. 11 and the Incremental Term Loans does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 11, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Other Events.

On December 19, 2023, the Company issued a press release announcing the execution of Amendment No. 11. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 11 to Amended and Restated Credit Agreement, dated as of December 19, 2023, by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JPMorgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014 (as amended), by and among Catalent Pharma Solutions, Inc., PTS Intermediate Holdings LLC, JPMorgan Chase Bank, N.A., as the successor administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto.

99.1	Press release, dated December 19, 2023, issued by the Company relating to Amendment No. 11.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ JOSEPH FERRARO
Joseph A. Ferraro
Senior Vice President,
General Counsel, Chief Compliance Officer & Secretary
Date: December 19, 2023